Exhibit (h)(2)(xxxviii)

THIRTY-SEVENTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of September 3, 2020, by and between Natixis Advisors, L.P. (“Natixis Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust, Natixis ETF Trust and Natixis ETF Trust II (collectively, the “Trusts”).

WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012, June 29, 2012, November 16, 2012, September 26, 2013, February 10, 2014, July 1, 2014, July 10, 2014, September 30, 2014, December 1, 2014, June 30, 2015, November 30, 2015, March 31, 2016, October 14, 2016, November 30, 2016, February 28, 2017, December 26, 2017, July 1, 2018, December 28, 2018 and July 1, 2019 (together with the amendments, the “Agreement”), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts;

WHEREAS, Natixis ETF Trust II, a Massachusetts business trust, is registered as an open-end management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, Natixis ETF Trust II desires to employ Natixis Advisors to provide certain administrative services to Natixis ETF Trust II in the manner and on the terms set forth in the Agreement and Natixis Advisors wishes to perform such services; and

WHEREAS, Natixis Advisors and Natixis ETF Trust II desire to amend Schedule A of the Agreement to reflect the addition of Natixis ETF Trust II.

WHEREAS, Natixis Advisors and Natixis ETF Trust II desire to amend Schedule B of the Agreement to reflect the addition of Proxy Portfolio Services.

NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Trusts hereby agree as follows:

1.	A new Trust, the Natixis ETF Trust II, shall be added to this Agreement.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

3.	Schedule B of the Agreement is amended to include the following Proxy Portfolio Services:

86.

calculate or oversee the calculation of the daily portfolio transparency substitute (the “Proxy Portfolio”) for each Fund that is a series of Natixis ETF Trust II (each a “Non-Transparent ETF”) in accordance with the Trust’s exemptive order from the SEC;

87.	review and oversee the calculation of the daily overlap between the holdings of the Proxy Portfolio and the holdings of the Non-Transparent ETF’s actual portfolio (the “Proxy Overlap”);

88.	enter into any agreements necessary to license the methodology and/or data required to calculate the daily Proxy Portfolio for each Non-Transparent ETF;

89.

maintain a website for the Non-Transparent ETFs and publish on such website the daily Proxy Portfolio, daily Proxy Overlap and any other information required by the Trust’s exemptive order from the SEC.

4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ADVISORS, L.P.

By Natixis Distribution Corporation, its general partner

By:	/s/ David L. Gunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST
NATIXIS ETF TRUST
NATIXIS ETF TRUST II

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Schedule A

Trust Portfolios

As of: September 3, 2020

Natixis Funds Trust I
Loomis Sayles Core Plus Bond Fund
Mirova Global Green Bond Fund
Mirova Global Sustainable Equity Fund
Mirova International Sustainable Equity Fund
Natixis Oakmark International Fund
Natixis U.S. Equity Opportunities Fund
Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II
AlphaSimplex Multi-Asset Fund
AlphaSimplex Global Alternatives Fund
AlphaSimplex Managed Futures Strategy Fund
AlphaSimplex Tactical U.S. Market Fund
Loomis Sayles Global Growth Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
Loomis Sayles Strategic Alpha Fund
Loomis Sayles Intermediate Municipal Bond Fund
Natixis Oakmark Fund
Vaughan Nelson Select Fund
Vaughan Nelson Mid Cap Fund

Natixis Funds Trust IV
AEW Global Focused Real Estate Fund
Natixis Sustainable Future 2015 Fund
Natixis Sustainable Future 2020 Fund
Natixis Sustainable Future 2025 Fund
Natixis Sustainable Future 2030 Fund
Natixis Sustainable Future 2035 Fund
Natixis Sustainable Future 2040 Fund
Natixis Sustainable Future 2045 Fund
Natixis Sustainable Future 2050 Fund
Natixis Sustainable Future 2055 Fund
Natixis Sustainable Future 2060 Fund

Loomis Sayles Funds I
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund
Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II
Loomis Sayles Global Allocation Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Small/Mid Cap Growth Fund
Loomis Sayles Strategic Income Fund

Gateway Trust
Gateway Equity Call Premium Fund
Gateway Fund

Natixis ETF Trust
Natixis Seeyond International Minimum Volatility ETF
Natixis Loomis Sayles Short Duration Income ETF

Natixis ETF Trust II
Natixis U.S. Equity Opportunities ETF
Natixis Vaughan Nelson Select ETF
Natixis Vaughan Nelson Mid Cap ETF